1

              [Form of Global Floating Rate Registered Security
             in connection with Book-Entry Notes--United States]

                                [Form of Face]


NOTE NUMBER                 AGENT'S NAME


                                                      ASHLAND INC.
_____________________________________________________
PRINCIPAL AMOUNT     SETTLEMENT DATE      TRADE DATE


U.S.$             (ORIGINAL ISSUE DATE)

________________________________________________________________________________
MATURITY DATE   TRUSTEE'S CUST. NO.   INTEREST RATE    TAXPAYER ID   TRANSFERRED
                                                       OR SOC. SEC.
                                                         NO. OF
                                                        PURCHASER


________________________________________________________________________________
NAME AND ADDRESS OF REGISTERED OWNER                    MEDIUM-TERM
                                                           NOTE
                                                          PROGRAM

                                                       CITIBANK, N.A.
                                                           TRUSTEE

________________________________________________________________________________
CUSTOMER'S     RETAIN FOR       THE TIME OF THE       PLEASE SIGN       SEE
  COPY        TAX PURPOSES     TRANSACTION WILL BE    AND RETURN   REVERSE SIDE
                              FURNISHED UPON REQUEST   ENCLOSED
                                OF THE CUSTOMER        RECEIPT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE AND CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

2


      REGISTERED                                                  REGISTERED

                                    ASHLAND INC.

                             MEDIUM-TERM NOTE, SERIES H
                     Due Nine Months or More From Date Of Issue
      NO.                     (Floating Rate)                        U.S.$

      ORIGINAL ISSUE DATE:      INITIAL INTEREST RATE:     MATURITY DATE:

      REDEMPTION DATE:

      CALCULATION AGENT:          INDEX MATURITY          SPREAD: +/-

                                     - 1 MONTH            SPREAD MULTIPLIER  %
                                     - 3 MONTHS
                                     - 6 MONTHS
                                     - 1 YEAR

      INTEREST RATE BASIS:    o COMMERCIAL   o LIBOR   o TREASURY   o PRIME
                                 PAPER RATE                  RATE       RATE

                              o FEDERAL FUNDS         o CD RATE
                                 RATE

      MAXIMUM INTEREST RATE:   %  INTEREST PAYMENT PERIOD: .....................
                                                           (monthly, quarterly,
                                                             semi-annually or
                                                                 annually)

      MINIMUM INTEREST RATE:   %  INTEREST RATE RESET PERIOD:...................
                                                             (daily, weekly,
                                                             monthly, quarterly,
                                                             semi-annually or
                                                             annually)

      INTEREST PAYMENT DATES:       INTEREST RESET DATES:


      REGULAR RECORD                INDEXED NOTES:  o YES (see attached)
      o NO
      DATES:

      OTHER PROVISIONS:

      ASHLAND INC., a corporation duly organized and existing under the laws of Kentucky (herein called the "Company" which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________________________________

3

____________________, or registered assigns, the principal sum of ______________
___________ U.S. DOLLARS on the Maturity Date specified above, and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of Federal Funds Rate" or "Determination of CD Rate", depending upon whether the Interest Rate Basis specified above is the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, Federal Funds Rate or CD Rate, which rate may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier (as such terms are defined below) depending on whether a Spread or Spread Multiplier is designated above, until the principal hereof is paid or duly made available for payment. In addition, a Floating Rate note may bear interest at the lowest or highest or average of two or more interest rate formulae. The "Spread", if any, is the number of basis points designated above, and the "Spread Multiplier", if any, is the percentage designated above. The Company will pay interest monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period", commencing with the first Interest Payment Date specified above next succeeding the Original Issue Date and thereafter on the Interest Payment Dates as specified above, and on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest set forth above (whether or not a Business Day), next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more

4

Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal, premium, if any, and interest on this Security will be made to the Depositary, or its nominee, as Holder thereof, in accordance with arrangements then in effect between the Trustee and the Depositary, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (except at maturity) may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (which, in the case of Book-Entry Notes, will be a nominee of the Depositary). Payment of the principal, premium, if any, and interest on this Security due at Maturity will be made in immediately available funds upon surrender of this Security to the Paying Agent; provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. "Maturity" shall mean the date on which the principal of this Security or an installment of principal becomes due, whether on the Maturity Date specified above, upon redemption or otherwise.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

5

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


      Dated:                             ASHLAND INC.

                                         By _____________________
                                            Senior Vice President

      [Seal]                             Attest:

                                            _____________________
                                            Assistant Secretary

                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

      Dated:

      CITIBANK, N.A.
           As Trustee

      By _____________________
         Authorized Officer

6

                                 [Form of Reverse]

                                    ASHLAND INC.

                                MEDIUM-TERM, SERIES H

                                  (Floating Rate)

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 15, 1989, as amended and restated as of August 15, 1990 (herein called the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

      This Security may not be redeemed prior to the Redemption Date set forth on the face hereof. If no Redemption Date is so set forth, this Security is not redeemable prior to the Maturity Date. On or after the Redemption Date set forth on the face hereof, this Security is redeemable in whole or in part in increments of U.S. $1,000 at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed together with interest thereon to the date of redemption.

      Notice of redemption will be given by mail to Holders of Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption, all as provided in the Indenture.

      In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

8

      The Securities of this series will not have a sinking fund unless otherwise specified in the applicable pricing supplement.

      Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest on this Security is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under "Interest Rate Reset Period"; provided, however, that the interest rate in effect hereon for the 10 days immediately prior to the Maturity hereof, shall be that in effect on the 10th day preceding the Maturity hereof. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if (i) the rate of interest on the Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below, and (ii) such London Banking Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Banking Day. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Note is denominated in a Specified Currency other than the European Currency Unit as defined and revised from time to time by the Council of the European Communities ("ECU") or United States dollars, not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency, (c) if the
Note is denominated in ECU, any day that is designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU are made, and (d) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which

9

dealings in deposits in United States dollars are transacted in the London interbank market. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

      The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

      DETERMINATION OF COMMERCIAL PAPER RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Commercial Paper Rate" means, with respect to each Interest Determination Date specified on the face hereof, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper". In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean (rounded to the next higher one-hundred thousandth of a percentage point) of the offered rates of three leading dealers of commercial

10

paper in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on such Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

      "Money Market Yield" means a yield (expressed as a percentage rounded to the next higher one-hundred thousandth of a percentage point) calculated in accordance with the following formula:

                                               D x 360
                       Money Market Yield = -------------  x 100
                                            360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank-discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      DETERMINATION OF PRIME RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means, with respect to each Interest Determination Date specified on the face hereof, the arithmetic mean (rounded to the next higher one-hundred thousandth of a percentage point) of the prime rates quoted on the basis of the actual number of days in the year divided by 365 or 366 days, as the case may be, as of the close of business on such Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If fewer than three such quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S.

$500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date.

      DETERMINATION OF LIBOR. The interest rate payable with respect to this Security shall be calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified on the face hereof. "LIBOR" will be determined with respect to each Interest Determination Date specified on the face hereof by the Calculation Agent in accordance with the following provisions: On each LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If such rate does not so appear on the Telerate page 3750, the rate in respect of such LIBOR Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market, selected by the Calculation Agent at approximately 11:00 A.M., London time, on the LIBOR Interest Determination Date next preceding the relevant Interest Reset Date, to prime banks in the London interbank market for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in The City of

12

New York, selected by the Calculation Agent (which may include one or more of the Agents or their affiliates), at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, if the aforesaid rate cannot be determined by the Calculation Agent, LIBOR in respect to such LIBOR Interest Determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date.

      "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices relating to LIBOR).

      DETERMINATION OF TREASURY RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Treasury Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities--Treasury Bills--Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate will be the auction average rate, expressed as a Bond Equivalent Yield (calculated as described below), for such auction as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury bills having the Index maturity specified on the face hereof are not published or announced as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a

13

yield to maturity, expressed as a Bond Equivalent Yield, of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

      "Bond Equivalent Yield" shall be a yield (expressed as a percentage rounded to the next higher one-hundred thousandth of a percentage point) calculated in accordance with the following formula:

                                               D x N
                  Bond Equivalent Yield =  -------------  x 100
                                           360 - (D x M)

where "D" refers to the per annum rate for Treasury bills, quoted on a bank-discount basis and expressed as a decimal; "N" refers to the actual number of days in the year for which interest is being calculated; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      DETERMINATION OF FEDERAL FUNDS RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Federal Funds Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00

14

P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/ Effective Rate". If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one-hundred thousandth of a percentage point) of the rates prior to 9:00 A.M., New York City time, on such Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

      DETERMINATION OF CD RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "CD Rate" means, with respect to each Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit". If such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (each as rounded to the nearest one-hundred thousandth of a percentage point) of the secondary market offered rates as of the opening of business, New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for

15

negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

      Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on or before each Calculation Date and shall promptly thereafter notify the Company and the Trustee of such interest rate. Any such calculation by the Calculation Agent shall be conclusive and binding on the Company, the Trustee and the Holder of this Security, absent manifest error.

      The Calculation Agent will, upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

      If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above and (ii) such London Banking Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding London Banking Day.

      The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on the Security shall be determined in accordance with the provisions of the headings "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of Federal Funds Rate" or "Determination of CD Rate" above will be the

16

second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on the Security shall be determined in accordance with the provisions of the heading "Determination of Treasury Rate" above (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

      The Calculation Date, if applicable, pertaining to any Interest Determination Date shall be the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day.

      Interest payments for this Security will include interest accrued to but excluding the Interest Payment Date; provided, however, that if the interest rate with respect to this Security is reset daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued from but excluding the second preceding Regular Record Date, or from and including the date of issue, if no interest has been paid with respect to such Note, to and including the next preceding Regular Record Date. Accrued interest hereon from and including the Original Issue Date, or from but excluding the last date to which interest hereon has been paid or duly provided for, as

17

the case may be, will be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including the Original Issue Date, or from the last date to which interest shall have been paid or duly provided for, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) for each such day will be computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) applicable to such day by 360, in the case of the Commercial Paper Rate, LIBOR, the Federal Funds Rate or the CD Rate, or by the actual number of days in the year, in the case of the Treasury Rate or the Prime Rate. The interest factor for Floating Rate Notes for which two or more interest rate formulae are applicable will be calculated in the same manner as if only the lowest, highest or average of, as the case may be, such interest rate formulae applied.

      Subject to a number of important qualifications and exceptions set forth in the Indenture, the Indenture provides that neither the Company nor any Subsidiary (as defined in the Indenture) will (i) issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge or other encumbrance upon any real or personal property located in the continental United States of America without effectively providing that the Securities will be secured equally and ratably with (or, at the option of the Company, prior to) such indebtedness so long as such indebtedness shall be so secured or (ii) enter into any Sale and Lease-Back Transactions (as defined in the Indenture).

      The Indenture also provides that the Company at its option (a) will be Discharged (as such term is defined in the Indenture) from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold

18

moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, if there is deposited with the Trustee, in the case of Securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) or, in the case of Securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, in an amount sufficient to pay in the currency, currencies or currency unit or units in which the Securities are payable, all the principal, premium, if any, and interest on, the Securities on the dates such payments are due in accordance with the terms of the Securities.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

19

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal, premium, if any, or interest on this Security on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and with like terms and conditions and for the same aggregate principal amount will be issued to the designated transferee or transferees.

20

      The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination and with like terms and conditions, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                               ----------------

                                ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants            UNIF GIFT MIN ACT-............Custodian...........
            in common                             (Cust)                (Minor)
TEN ENT-as tenants                             Under Uniform Gifts to Minors Act
            by the entireties
JT TEN-as joint tenants                       ..................................
            with right of                                   (State)
            survivorship and
            not as tenants in common

            Additional abbreviations may also be used though not in the above list.

                            ----------------------

            FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
  Identifying Number of Assignee

_______________________________________

_______________________________________

________________________________________________________________________________
                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                    INCLUDING POSTAL ZIP CODE OF ASSIGNEE


the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated: ________________________________         ________________________________
                                                            Signature